UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 2019

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 – 740 McCurdy Road, Kelowna, BC Canada	V1X 2P7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (250) 765-6424

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 14, 2019 (the “Effective Date”) the board of directors of Lexaria Bioscience Corp. (“Lexaria”) approved the appointment of Brian Quigley as an additional independent director to the board, pursuant to Nevada corporate laws. Mr. Quigley is a 20-year Consumer Packaged Goods veteran of managing complex regulatory environments including for novel and innovative nicotine products, with additional deep experience with operations and marketing. As an executive within the Altria Group, Mr. Quigley spearheaded harm reduction strategies and worked to deliver results by creating change in the tobacco business in North America. Mr. Quigley has launched dozens of new products, created consumer-focused innovation strategies, and built businesses and cultures that deliver results.

Mr. Quigley formed Green Sky Strategy with other cannabis community leaders following four years of investing and strategic advisory roles to create the first cannabis strategy team that combines deep cannabis industry and consumer experience with proven Fortune 500 strategic thinking.

Mr. Quigley will be provided with compensation that is parallel to the compensation provided to Lexaria’s other independent directors, consisting of a nominal annual fee and options issued at the fair market value of Lexaria’s shares plus US$0.01 which value does not exceed US$120,000.00.

Item 7.01	Regulation FD Disclosure

Health Canada has issued Lexaria, via its subsidiary Lexaria CanPharm ULC, a cannabis research and development licence (the “Licence”) under number LIC-7NONT76UNW-2019. The Licence has a four year term that will expire on August 9, 2023 unless renewed and will now allow Lexaria, and its recently hired PhD Research Scientist, to utilize its state-of-the-art laboratory to conduct extensive investigatory work with THC and CBD in connection with its DehydraTECH™ Technology.

Lexaria intends to use the License to further enhance the R & D programs currently being designed to produce and evaluate topical creams and lotions and many varieties of orally-ingested product formats for delivery performance characteristics of active ingredients including THC, CBD, NSAID’s, such as ibuprofen, PDE5-inhibitors, such as those used in Viagra™, nicotine and other molecules of interest.

Lexaria was also recently advised that four of its pending patents, via its wholly-owned subsidiary Poviva Corp., have now been granted. The details are as follows:

I.	Australia Patent #2016367036 / Grant Date July 30, 2019 – Methods for formulating orally ingestible compositions comprising lipophilic active agents.

II.	Australia Patent #2018220067 / Grant Date July 30, 2019 – Food and beverage compositions infused with lipophilic active agents and methods of use thereof

III.	US Patent #10,374,036 / Grant Date August 6, 2019 - Food and beverage compositions infused with lipophilic active agents and methods of use thereof

IV.	US Patent #10,381,440 / Grant Date August 13, 2019 - Food and beverage compositions infused with lipophilic active agents and methods of use thereof

Bringing Lexaria’s total patents granted up to 15 patents with eight granted in the US and seven granted in Australia.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/ Chris Bunka
Chris Bunka
CEO, Principal Executive Officer

Date: August 16, 2019

3